UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SYMBION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT MERGER VOTE

PLEASE ACT PROMPTLY TO VOTE YOUR SHARES
August 1, 2007
Dear Fellow Stockholder:
     According to our latest records, we have not received your voting instructions for the important special meeting of stockholders of Symbion, Inc. to be held on Wednesday, August 15, 2007. Your vote is extremely important, regardless of the number of common shares of Symbion that you own. Please note that approval of the merger described in the proxy statement dated July 17, 2007, requires the affirmative vote of at least a majority of our outstanding common shares entitled to vote on such matter. Accordingly, if you do not vote, it has the same effect as a vote “against” the proposal.
     Please use one of the following simple methods to promptly provide your voting instructions:

1.	Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form. You can vote by Internet up until 11:59 p.m. ET on August 14, 2007.

2.	Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions. You can vote by telephone up until 11:59 p.m. ET on August 14, 2007.

3.	Vote by Mail: Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.
     If the merger is completed, you, as a holder of Symbion common stock, will be entitled to receive $22.35 in cash for each share of Symbion common stock held, as more fully described in the proxy statement. For the reasons set forth in the proxy statement, the Symbion Board of Directors recommends that you vote “FOR” the approval of the merger and all other proposals on the agenda. We respectfully request that you vote your shares at your earliest convenience.
     If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at 1-800-758-5378.
     On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

R. Dale Kennedy
Secretary

Additional Information and Where to Find It
In connection with the proposed merger, Symbion has filed a definitive proxy statement with the Securities and Exchange Commission. Before making any voting decision, the Company’s stockholders are urged to read the proxy statement regarding the merger carefully in its entirety because it contains important information about the proposed transaction. The Company’s stockholders and other interested parties may obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov or by directing a request by mail or telephone to Symbion, Inc., 40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215, Attention: R. Dale Kennedy, telephone: (615) 234-5900, or from the Company’s website, www.symbion.com.
Participants in the Solicitation
Symbion and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. A description of the interests of Symbion’s directors and executive officers in Symbion is set forth in Symbion’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the definitive proxy statement relating to the merger.